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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Frederick Brewing Company on Form S-3 (File No. 333-25743 and File No. 333-35655) of our report dated February 19, 1998, on our audit of the financial statements of Wild Goose Brewery, Inc. as of December 31, 1997 and for the year then ended, which report is included in this Amendment No. 1 to the Current Report on Form 8-K.

                                           Ireland & Everngam, LLC CPA's
Easton, Maryland
April 10, 1998